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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2000 relating to the financial statements, and financial statement schedule of Chesapeake Energy Corporation (the "Company"), which appears in the prospectus filed by the Company pursuant to Rule 424(b)(3) on October 13, 2000, in connection with the Company's Registration Statement on Form S-1 (No. 333-46966).




PricewaterhouseCoopers LLP


December 21, 2000
Oklahoma City, Oklahoma